UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

BJ’S RESTAURANTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BJ'S RESTAURANTS, INC.

7755 Center Avenue

Suite 300

Huntington Beach, California

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, SEPTEMBER 2, 2020

The following Notice relates to the proxy statement (the “Proxy Statement”) of BJ's Restaurants, Inc. (the “Company”), dated July 21, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, September 2, 2020. This Supplement is being filed with the Securities and Exchange Commission and was made available to shareholders and others by means of a press release that was filed with the Securities and Exchange Commission and made available on the Company’s website on August 14, 2020. The press release is being filed as definitive additional soliciting materials along with this Notice.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE TO LOCATION OF 2020 ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF BJ’S RESTAURANTS, INC.:

In response to the COVID-19 pandemic and associated restrictions on travel and gatherings and to support the health and well-being of BJ’s Restaurants, Inc.’s (“BJ’s”) shareholders, employees and their families, BJ’s has elected to offer a virtual meeting format for its 2020 Annual Meeting of Shareholders (the “Annual Meeting”).

NOTICE IS HEREBY GIVEN that the Annual Meeting, scheduled to be held at BJ’s headquarters will now be offered in a virtual meeting format via live webcast. The date and time of the Annual Meeting remain unchanged at 9:00 a.m. Pacific Daylight Time on Wednesday, September 2, 2020. However, in light of health and safety concerns as well as restrictions under California state and applicable local laws, we will not be able to allow shareholders to physically attend the meeting and attendance will be limited to selected members of our executive team, Gerald (“Jerry”) Deitchle, Chairman of our Board, and, possibly some of our other directors.

The agenda items for the Annual Meeting and the July 9, 2020 record date for determining shareholders entitled to vote at the Annual Meeting remain unchanged.

Other than as contained in this notice, there is no change to the Proxy Statement or proxy card. Shareholders of record as of the record date who have not yet returned a proxy vote are encouraged to do so before the Annual Meeting. If you have already voted by Internet, by phone or by mail, you do not need to vote again.

Please refer to the “Additional Information About Annual Meeting” section below for further information.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

By Order of the Board of Directors

GREGORY S. LEVIN

President, Chief Financial Officer and Secretary

Our Annual Report, Proxy Statement and Notice of Internet Availability of Proxy Materials are Available at https://investors.bjsrestaurants.com/events-and-presentations/event-details/2020/2020-Annual-Meeting-of-Shareholders/default.aspx

ADDITIONAL INFORMATION ABOUT OUR ANNUAL MEETING

Access to the Audio Webcast of the Annual Meeting. The live webcast of the Annual Meeting will begin promptly at 9:00 a.m. Pacific Daylight Time. Online access to the webcast will open prior to the start of the Annual Meeting to allow time for everyone to log-in and test their device’s audio system. We encourage everyone to access the meeting in advance of the designated start time.

Log-in Instructions. To be admitted to the Annual Meeting, shareholders of record as of the record date will need to log-in to www.meetingcenter.io/278275955, enter BJRI2020 as the password and the 15-digit control number found on the proxy card, voting instruction form or notice of internet availability previously mailed or made available to shareholders entitled to vote at the Annual Meeting. Shareholders who hold shares through an intermediary, such as a bank or broker, and wish to be admitted to the Annual Meeting must register in advance as described in "Voting Prior to or at the Annual Meeting" below. Shareholders who wish to listen to the live webcast but do not wish to vote their shares online at the meeting may do so by selecting “guest” at log-in.

Technical Assistance. Prior to, and during, the Annual Meeting, we will have support available to assist anyone with any technical difficulties they may have accessing or hearing the virtual meeting. Our Computershare shareholder service number is (800) 962-4284 or for browser capability information, shareholders can go to https://edge.media-server.com/mmc/player/help/faq.php.

Voting Prior to or at the Annual Meeting.

An online portal is available to shareholders at www.investorvote.com/BJRI where shareholders of record as of the record date can view and download our proxy materials and 2019 Annual Report and vote their shares in advance of the Annual Meeting. Shareholders of record as of the record date may vote their shares during the Annual Meeting (up until the closing of the polls) by following the instructions available at www.meetingcenter.io/278275955 during the meeting.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting online. To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your BJ's Restaurants, Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Daylight Time, 5 business days before the meeting.

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration by those other than shareholders of record should be directed to us at the following:

By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:Computershare

BJ's Restaurants, Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

We urge shareholders to vote and submit their proxy in advance of the meeting using one of the methods described in the proxy materials. The proxy card, voting instruction form or notice of internet availability included with previously distributed proxy materials will not be updated to reflect the change in format of the meeting.

Rules of Conduct. Shareholders of record as of the record date can view our Agenda and the Rules of Conduct for the Annual Meeting. The Rules of Conduct will also be available beginning August 31, 2020, at https://investors.bjsrestaurants.com/events-and-presentations/event-details/2020/2020-Annual-Meeting-of-Shareholders/default.aspx under the heading “2020 Annual Meeting of Shareholders.”

BJ’s Restaurants, Inc. Announces Virtual Format for 2020 Annual Meeting of Shareholders

HUNTINGTON BEACH, Calif., Aug. 14, 2020 (GLOBE NEWSWIRE) -- BJ’s Restaurants, Inc. (NASDAQ: BJRI) announced today that it has elected to offer a virtual meeting format, via webcast, for its 2020 Annual Meeting of Shareholders (the “Annual Meeting”) due to continuing concerns related to the COVID-19 pandemic.

The Annual Meeting date and time have not been changed and will take place on Wednesday, September 2, 2020 at 9:00 a.m. Pacific Daylight Time. However, in light of health and safety concerns, as well as restrictions under California state and applicable local laws pertaining to the COVID-19 pandemic, the Company will not be able to allow shareholders to physically attend the meeting and attendance will be limited to selected members of its executive team, Gerald (“Jerry”) Deitchle, Chairman of the Board, and, possibly some of the Company's other directors.

Shareholders of record as of the close of business on July 9, 2020 (the record date) may participate in and vote at the Annual Meeting by visiting the website www.meetingcenter.io/278275955, entering BJRI2020 as the password and using the 15-digit control number found on the proxy card, voting instruction form or notice of internet availability previously mailed or made available to them. Shareholders who hold shares through an intermediary, such as a bank or broker, should follow the instructions contained in the additional proxy materials filed today with the Securities and Exchange Commission. Shareholders will be able to begin logging into the Annual Meeting at least 15 minutes before the start of the Annual Meeting.

All shareholders of record as of the record date may also vote anytime in advance of the meeting at www.investorvote.com/BJRI or by using one of the other methods described in the proxy materials for the Annual Meeting. The proxy card and voting instruction form included with the previously distributed proxy materials (or notice of internet availability) remain valid for use in their current forms. Shareholders that have already voted do not need to vote again.

For additional information about accessing, voting and participating in the Annual Meeting via webcast, please refer to the additional proxy materials filed today with the Securities and Exchange Commission.

About BJ’s Restaurants, Inc.

BJ’s Restaurants, Inc. (“BJ’s”) is a national brand with brewhouse roots and a menu where craft matters. BJ’s broad menu with a wide variety of menu offerings has something for everyone: slow-roasted entrees, like prime rib, BJ’s EnLIGHTened Entrees® including Cherry Chipotle Glazed Salmon, signature deep dish pizza and the often imitated, but never replicated world-famous Pizookie® dessert. BJ’s has been a pioneer in the craft brewing world since 1996, and takes pride in serving BJ’s award-winning proprietary handcrafted beers, brewed at its brewing operations in five states and by independent third party craft brewers. The BJ’s experience offers high-quality ingredients, bold flavors, moderate prices, sincere service and a cool, contemporary atmosphere. Founded in 1978, BJ’s owns and operates 209 casual dining restaurants in 29 states: Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Florida, Indiana, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, Tennessee, Texas, Virginia and Washington. All restaurants offer dine-in, take-out, delivery and large party catering. Due to the COVID-19 pandemic, one of our restaurants remains temporarily closed, and dine-in service is currently limited or not available and menu offerings and hours are limited in our remaining 208 restaurants. For more BJ’s information, visit http://www.bjsrestaurants.com.

For further information, please contact Greg Levin of BJ’s Restaurants, Inc. at (714) 500-2400 or JCIR at (212) 835-8500 or at bjri@jcir.com.